UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2017

CARBON SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-54817	20-5451302
(Commission File Number)	(I.R.S. Employer Identification No.)

3700 State Street, Suite 350, Santa Barbara, California	93105
(Address of principal executive offices)	(Zip Code)

(805) 456-7000

(Registrant’s telephone number, including area code)

5511C Ekwill Street, Santa Barbara, California 93111

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 12, 2017 (the “Effective Date”), in a transaction with an unaffiliated shareholder (“Current Holder”) of the Series B Preferred Stock (the “Preferred Stock”) of Carbon Sciences, Inc., a Nevada corporation (the “Company”), Unleashed Future Holdings, LLC, a limited liability company owned by a retirement account of which Mr. Gerard Hug, the chief executive officer and a director of the Company, is a beneficiary, purchased an option for $7,000 to buy up to 7,000 shares of Preferred Stock (the “Shares”) from the Current Holder (the “Option”). The exercise price of the Option is $100 per Share for a total exercise price of $700,000. The Option may be exercised on a cash or a cashless basis. Each Share is convertible into shares of the Company’s common stock in accordance with the terms and conditions of the Certificate of Designation for the Preferred Stock.

Unleashed Future Holdings, LLC is eligible to exercise all or part of the Option after the Company’s consolidated gross revenue, calculated in accordance with generally accepted accounting principles, consistently applied, equals or exceeds $2,000,000, on an annualized basis, as reported in the Company’s quarterly or annual financial statements (the “Company Fundamental Event”).

As long as the Company’s common stock is not listed on a national securities exchange, the Shares may not be sold in open market transactions. The Shares may be sold in open market transactions twelve (12) months or more after the Shares have been listed to trade on a national securities exchange, subject to the following volume limitation within a rolling 90-day window:

(a) 1% of the shares of the Company’s common stock outstanding as shown by the most recent report or statement published by the Company if the shares of the Company’s common stock are subsequently delisted and quoted on the over-the-counter market, including the OTCQB, or

(b) The average weekly reported volume of trading in the shares of the Company’s common stock on a national securities exchange during the previous four calendar weeks, if the shares of the Company’s common stock are traded on a national securities exchange. A “national securities exchange” shall mean the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE MKT or the NYSE and any successor to the foregoing.

The Option expires twelve (12) months after the Effective Date if the Company Fundamental Event has not occurred by then. Otherwise, the term of the Option is ten (10) years from the date of the Effective Date, unless terminated sooner by other provisions of the Option.

During the term of the Option, the Current Holder will have the sole right to negotiate with the Company (i) to amend the Preferred Stock to fix an absolute conversion price, or (ii) to amend the Preferred Stock in any manner in the Current Holder’s best interests.

2

During the term of the Option, the Current Holder agrees not to hypothecate, assign, sell, convert, redeem or otherwise dispose of the face amount or accruing dividend, if any, of the Preferred Stock held by it, or take any enforcement action with respect to the Preferred Stock that is subject to the Option, without the express prior written approval of Unleashed Future Holdings, LLC; provided, however, that the Current Holder may accept payments of accrued dividends, if any, from the Company.

As a potential owner of Shares of the Preferred Stock, Unleashed Future Holdings, LLC is subject to all of the same limitations on conversions contained in Section 3(e) of the Certificate of Designation for the Preferred Stock; provided, that Unleashed Future Holdings, LLC is not, and unless otherwise required by law, shall not be deemed to be an affiliate of the Current Holder of the Preferred Stock, nor are the Current Holder and Unleashed Future Holdings, LLC acting as a “group,” as defined under Rule 13(d) of the Securities Exchange Act of 1934, as amended, and Schedules 13D and 13G promulgated thereunder.

Unleashed Future Holdings, LLC agrees in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, Unleashed Future Holdings, LLC will not sell or otherwise dispose of any securities received from the conversion of the Preferred Stock, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) after the effective date of such registration requested by such underwriters and subject to all restrictions as the Company or the underwriters may specify.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

Item 9.01 Financial Statements and Exhibits.

None.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CARBON SCIENCES, INC. (Registrant)

Date: October 18, 2017	By:	/s/ William E. Beifuss, Jr.
William E. Beifuss, Jr.
President

4